     As filed with the Securities and Exchange Commission on June 12, 1997

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          CROSS MEDICAL PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                            31-0992628
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                         5160-A Blazer Memorial Parkway
                               Dublin, Ohio 43017
             (Address of Registrant's principal executive offices)

                            ------------------------

                          CROSS MEDICAL PRODUCTS, INC.
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            ------------------------

                                Joseph A. Mussey
                President, Chief Executive Officer and Treasurer
                          Cross Medical Products, Inc.
                         5160-A Blazer Memorial Parkway
                               Dublin, Ohio 43017
                                 (614) 718-0530
           (Name, address and telephone number of agent for service)

                            ------------------------

                          Copies of Correspondence to:
                            Curtis A. Loveland, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2004

                            ------------------------

                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------

                                                        Proposed Maximum      Proposed Maximum          Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*
------------------------------------------------------------------------------------------------------------------
Common Stock,
 $.01 par value................       400,000                $7.3125             $2,925,000              $887.00
------------------------------------------------------------------------------------------------------------------

*Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h)(1), based on the average of the bid and asked price of Cross Medical Common Stock on June 9, 1997.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Cross Medical Common Stock, $.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information concerning the Cross Medical Products, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan"), specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference:

         1. Annual Report on Form 10-K (filed on March 27, 1997) for the year ended December 31, 1996;

         2. Current Report on Form 8-K, dated March 12, 1997, and filed on March 21, 1997;

         3. Proxy Statement for the Annual Meeting of Shareholders to be held on May 21, 1997, filed on April 21, 1997; and

         4. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed on May 14, 1997).


         The description of Cross Medical's Common Stock which is contained in the Registrant's Form 10, as amended (SEC File No. 000-16893), filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

         All documents filed by the Registrant, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The contents of the Form S-8 Registration Statement previously filed with the Securities and Exchange Commission by the Registrant on April 28, 1995, Registration No. 33-91710, are hereby incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on June 11, 1997.

                                     CROSS MEDICAL PRODUCTS, INC.


                                     By:    /s/ Joseph A. Mussey
                                         ---------------------------
                                         Joseph A. Mussey, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----
            /s/ Joseph A. Mussey             President, Chief Executive Officer,        )         June 11, 1997
-----------------------------------------    Treasurer and Director                     )
             Joseph A. Mussey                (Principal Executive Officer)              )
                                                                                        )

              *Paul A. Miller                Vice President and Chief Financial         )         June 11, 1997
-----------------------------------------    Officer (Principal Accounting Officer)     )
               Paul A. Miller


              *Edward R. Funk                Chairman of the Board of Directors         )         June 11, 1997
-----------------------------------------                                               )
               Edward R. Funk                                                           )
                                                                                        )
                                                                                        )
             *Daniel A. Funk, M.D.           Director                                   )         June 11, 1997
-----------------------------------------                                               )
              Daniel A. Funk, M.D.                                                      )
                                                                                        )
                                                                                        )
             *Daniel A. Gregorie, M.D.       Director                                   )         June 11, 1997
-----------------------------------------                                               )
              Daniel A. Gregorie, M.D.                                                  )
                                                                                        )
                                                                                        )
             *Herbert J. Kahn                Director                                   )         June 11, 1997
-----------------------------------------                                               )
              Herbert J. Kahn                                                           )
                                                                                        )
                                                                                        )
             *Curtis A. Loveland             Director                                   )         June 11, 1997
 ----------------------------------------                                               )
              Curtis A. Loveland                                                        )
                                                                                        )

                                                                                        )
             *C. Craig Waldbillig            Director                                   )         June 11, 1997
-----------------------------------------                                               )
             C. Craig Waldbillig                                                        )
                                                                                        )
                                                                                        )
                                                                                        )
              *Peter H. Williams             Director                                   )         June 11, 1997
-----------------------------------------                                               )
               Peter H. Williams                                                        )
                                                                                        )
                                                                                        )
             *Robert J. Williams             Director                                   )         June 11, 1997
-----------------------------------------                                               )
              Robert J. Williams                                                        )
                                                                                        )


*By:  /s/ Joseph A. Mussey
     -----------------------------------
      Joseph A. Mussey, attorney-in-fact
      for each of the persons indicated

                          Registration No. 333-_______

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933


                            ------------------------


                          CROSS MEDICAL PRODUCTS, INC.


                            ------------------------

                                    EXHIBITS

                            ------------------------

                                 EXHIBIT INDEX

                                                                                                        Pagination By
                                                                                                         Sequential
Exhibit                                  Exhibit                                                          Numbering
Number                                 Description                                                          System
-------                                -----------                                                      -------------
4(a)       *         Cross Medical Products, Inc. Amended and Restated 1994 Stock Option
                     Plan.

4(b)                 Articles Fourth, Tenth, and Eleventh of the Amended and Restated
                     Certificate of Incorporation of the Registrant and Articles II,  IV, VI, VII
                     and VIII of the Registrant's Amended and Restated By-Laws.  (Annex
                     I and II of the Definitive Proxy Statement for the Annual Meeting of
                     Shareholders held on May 21, 1997 filed on April 21, 1997, and incorporated herein by reference.)

5          *         Opinion of Porter, Wright, Morris & Arthur regarding legality.

23(a)                Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)      *         Consent of Coopers & Lybrand L.L.P.

24         *         Powers of Attorney.


* Filed with this Registration Statement